EXHIBIT 10.1

EXECUTION COPY

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE AND CONFIDENTIAL. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

UNSECURED DEBT RESTRUCTURING AGREEMENT

This UNSECURED DEBT RESTRUCTURING AGREEMENT (as may be amended, restated or modified from time to time, this “Agreement”), dated as of February 27, 2024, is being entered into by and among Midwest Energy Emissions Corp., a Delaware corporation (the “Borrower”), MES, Inc., a North Dakota corporation and wholly owned subsidiary of the Borrower (“MES” or “Guarantor”), and AC Midwest Energy LLC, a Delaware limited liability company (the “Lender”). Each of Borrower, MES and the Lender may hereinafter be referred to, individually, as a “Party” and, collectively, as the “Parties”.

RECITALS

WHEREAS, the Borrower, Guarantor and Lender entered into an Amended and Restated Financing Agreement, dated as of November 1, 2016, as amended by Amendment No. 1 to Amended and Restated Financing Agreement and Reaffirmation of Guaranty, dated as of June 14, 2018, Amendment No. 2 to Amended and Restated Financing Agreement and Reaffirmation of Guaranty, dated as of September 12, 2018, Amendment No. 3 to Amended and Restated Financing Agreement and Reaffirmation of Guaranty, dated as of February 25, 2019 and Amendment No. 4 to Amended and Restated Financing Agreement and Reaffirmation of Guaranty, dated as of October 28, 2022 (collectively, the “Restated Financing Agreement”), which Restated Financing Agreement amended and restated, without novation, a prior Financing Agreement, among the Parties, dated as of August 14, 2014, and amended by each of the Waiver and Amendment to Financing Agreement and Reaffirmation of Guaranty, dated as of March 16, 2015, Waiver and Amendment No. 2 to Financing Agreement and Reaffirmation of Guaranty, dated as of November 16, 2015 and Amendment No. 3 to Financing Agreement and Reaffirmation of Guaranty, dated as of January 28, 2016 (collectively, the “Original Financing Agreement”);

WHEREAS, in connection with the Restated Financing Agreement, and in exchange for certain notes issued pursuant to the Original Financing Agreement and other consideration set forth therein, the Borrower issued to the Lender a senior secured note in the original principal amount of $9,646,686 (the “Secured Note”) and a subordinated unsecured note in the original principal amount of $13,000,000 (the “Subordinated Note”);

WHEREAS, on February 25, 2019, the Borrower, Guarantor and the Lender entered into that certain Unsecured Note Financing Agreement, as amended by Amendment No. 1 to Unsecured Note Financing Agreement, dated as of October 28, 2022 (collectively, the “Unsecured Note Financing Agreement”) which exchanged the Subordinated Note, together with all accrued and unpaid interest thereon through February 25, 2019, for a new unsecured note in the original principal amount of $13,154,930.60 (the “Unsecured Note”);

WHEREAS, as of the date hereof, the principal amount outstanding under the Secured Note is $271,686.10, which the Borrower has agreed to pay contemporaneously with the Closing hereunder (as hereinafter defined);

WHEREAS, as of the date hereof, none of the principal balance under the Unsecured Note has been paid, and none of the Profit Share (as hereinafter defined) provided for under the Unsecured Note Financing Agreement has been paid;

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WHEREAS, the Borrower has agreed to pay a substantial portion of the principal balance under the Unsecured Note, and the Borrower and Guarantor request, and the Lender is agreeable, to exchange the Unsecured Note for the New Note (as hereinafter defined) and take such other action as set forth below; and

WHEREAS, in connection with the issuance of the New Note, and the consummation of the other transactions contemplated by this Agreement, the Guarantor desires to reaffirm its obligations thereunder.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the promises and the mutual agreements, representations and warranties, provisions and covenants contained herein, the Parties hereto, intending to be legally bound hereby, agree as follow:

ARTICLE 1

DEFINITIONS; CERTAIN TERMS

1.1 Definitions. As used in this Agreement, the following terms have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

“1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Affiliate” means, with respect to any Person, any other Person that (i) is a director or officer of such specified Person, or (ii) directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such Person.

“Bankruptcy Code” means Title 11, United States Code, and any other existing or future law (or any successor law or statute) of any jurisdiction, domestic (including federal and state) or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship, moratorium or similar law for the relief of debtors.

“Business Day” means any day other than Saturday or Sunday or any day on which commercial banks in New York, New York are authorized or required by law to remain closed.

“Capital Stock” means (i) in the case of a corporation, corporate stock; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into, or exchangeable for, Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Claims” means all actions, suits, arbitrations, causes of action, or proceedings before any supranational, national, state, municipal, or local entity or any other Governmental Authority, whether located within or without the United States, relating to any of the Intellectual Property Rights of the Credit Parties or any of their Wholly Owned Subsidiaries.

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“Closing” has the meaning set forth in Section 3.1.

“Closing Date” has the meaning set forth in Section 3.1.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute thereto.

“Common Stock” means the common stock, par value $0.001 per share, of the Borrower (or any capital stock issued in substitution or exchange for, or otherwise in respect of, such common stock).

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

“Control” means the possession, directly or indirectly, of the power (i) to vote 10% or more of the Capital Stock having ordinary voting power for the election of directors of a Person or (ii) to direct or cause the direction of management and policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Party” means the Borrower and the Guarantor.

“Current Interest Rate” means a rate per annum equal to SOFR as of the Closing Date plus 2.00%.

“Custodian” has the meaning set forth in Section 8.1(c).

“Default Rate” means a rate per annum equal to SOFR as of the Closing Date plus 7.00%.

“Environmental Laws” means all applicable federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, the exposure of humans thereto, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all regulatory authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices of violation or similar notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

“Equity Interests” means Capital Stock and all warrants, options and other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock, whether or not such debt security includes the right of participation with Capital Stock).

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“Event of Default” has the meaning set forth in Section 8.1.

“Event of Default Notice” has the meaning set forth in Section 8.2(a).

“Event of Default Redemption” has the meaning set forth in Section 8.2(a).

“Event of Default Redemption Notice” has the meaning set forth in Section 8.2(a).

“GAAP” means United States generally accepted accounting principles, consistently applied.

“Governmental Authority” means any federal, provincial, territorial, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state or locality of the United States, the United States, or a foreign government or any other political subdivision thereof, including central banks and supra national bodies.

“Gross Profit” means revenue minus the cost of sales, determined in accordance with GAAP and consistent with the Credit Parties’ past practices.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under: (i) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; (ii) other agreements or arrangements designed to manage interest rates or interest rate risk; and (iii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Holder” means a holder of a New Note which shall be the Lender, its successors or a permitted transferee, endorsee or assignee thereof.

“Indebtedness” of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP) (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, notes or similar instruments whether convertible or not, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all indebtedness referred to in clauses (i) through (v) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, (vii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vi) above; (viii) banker’s acceptances; (ix) the balance deferred and unpaid of the purchase price of any property or services due more than three months after such property is acquired or such services are completed; (x) Hedging Obligations; and (xi) obligations under convertible securities of a Credit Party. In addition, the term “Indebtedness” of a Credit Party includes (a) all Indebtedness of others secured by a Lien on any assets of a Credit Party or their respective Subsidiaries (whether or not such Indebtedness is assumed by a Credit Party or their respective Subsidiaries), and (b) to the extent not otherwise included, the guarantee by a Credit Party of any Indebtedness of any other Person.

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“Insolvent” means, with respect to a Credit Party or its Subsidiaries (taken as a whole and without consideration of any intercompany Indebtedness amongst a Credit Party or its Subsidiaries), (i) the present fair saleable value of a Credit Party’s or its Subsidiaries’ assets is less than the amount required to pay a Credit Party’s or its Subsidiaries’ total Indebtedness, as applicable, (ii) a Credit Party or its Subsidiaries shall become unable, admit in writing their inability, or publicly declare their inability, to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) a Credit Party or its Subsidiaries has or intends to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature in the ordinary course of business, or (iv) a Credit Party or its Subsidiaries have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted.

“Intellectual Property Rights” means all rights with respect to any and all of the following, as they exist anywhere in the world, registered or unregistered, and all worldwide common law and statutory rights in or arising out of: (i) trademarks, registered trademarks, applications for registration of trademarks, service marks, registered service marks, applications for registration of service marks, trade names, registered trade names and applications for registration of trade names, and including all intent to use any of the foregoing if not registered or subject to a pending application; (ii) Internet domain names, Internet Protocol addresses and social media identifiers; (iii) copyrights, copyright registrations and applications therefor and all copyrightable works, and all other rights corresponding thereto throughout the world however denominated, including all rights of authorship, use, publication, reproduction, distribution, performance, transformation, and rights of ownership of copyrightable works and all registrations thereof and rights to register and obtain renewals and extensions of such registrations, together with all other copyright-related interests accruing by reason of international treaties or conventions; (iv) trade secrets (including in any information that derives economic value (actual or potential) from not being generally known to other persons who can obtain economic value from its disclosure and any other “trade secrets” as defined in the Uniform Trade Secrets Act and under corresponding foreign statutory and common law) and rights in other proprietary or confidential information including rights to limit the use or disclosure thereof by any Person; (v) patented and patentable designs and inventions, all design, plant and utility patents, letters patent, utility models, pending patent applications and provisional applications in any country or region and all issuances, divisions, continuations, continuations-in-part, reissues, extensions, reexaminations and renewals of such patents and applications; and (vi) any other intellectual property rights of any kind or nature.

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“Lender” has the meaning set forth in the Preamble.

“Lender Shares” means 11,700,000 shares of Common Stock owned by the Lender.

“Lien” means any mortgage, lien, pledge, security interest, conditional sale or other title retention agreement, charge or other security interest or encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement or any lease or license in the nature thereof, any option or other agreement to sell or give a security interest in.

“Litigation Financing” means capital provided to the Credit Parties by a Litigation Funder for the sole purpose of funding the prosecution of Claims.

“Litigation Funder” means any Person providing Litigation Financing.

“Material Adverse Effect” means any circumstance, change, development, condition or event that, individually or in the aggregate, has or could reasonably be expected to have a material adverse effect on the (i) business, properties, assets, financial condition or results of operations (financial or otherwise) of a Credit Party or its Subsidiaries, taken as a whole, (ii) rights and remedies of the Lender, taken as a whole, under any Transaction Document, (iii) transactions contemplated hereby and by the other Transaction Documents, or (iv) authority or ability of a Credit Party or its Subsidiaries to fully and timely perform its obligations under any Transaction Document.

“Material Contract” means any contract or other arrangement to which a Credit Party or its Subsidiaries is a party (other than the Transaction Documents) that generates Gross Profit to, or indebtedness of, a Credit Party or its Subsidiaries of $1,000,000 or more in any year.

“Maturity Date” means the earlier of (i) six (6) months from the Closing Date, and (ii) such earlier date as the unpaid principal balance of the New Note, plus any accrued and unpaid interest on the New Note, become due and payable pursuant to the terms of this Agreement.

“Net Litigation Proceeds” means the full amount of any cash or sums recovered or received by the Credit Parties, or any Wholly Owned Subsidiary, from any Claim (whether pursuant to court order, at trial or upon appeal, or pursuant to the terms of any settlement agreement), less (i) fees and expenses paid or obligated to be paid to any Litigation Funder, and (ii) fees and expenses paid or to be paid to legal counsel to the Borrower in connection therewith. However, if a supply or similar arrangement is entered into pursuant to the terms of any settlement agreement, Net Litigation Proceeds shall be limited to Gross Profit from such arrangement, less (i) fees and expenses paid or obligated to be paid to any Litigation Funder, and (ii) fees and expenses paid or to be paid to legal counsel to the Borrower in connection therewith.

“New Note” has the meaning set forth in Section 2.1.

“Obligations” means any and all obligations, liabilities and indebtedness, including without limitation, principal, interest (including, but not limited to, interest calculated at the Default Rate and post-petition interest in any proceeding under any Bankruptcy Code), preferences and other fees, costs, expenses and other charges and obligations under, relating to or arising out of this Agreement, the New Note or any of the other Transaction Documents, of the Credit Parties to the Lender or any other Holder of any and every kind and nature, howsoever created, arising or evidenced and howsoever owned, held or acquired, whether now or hereafter existing, whether now due or to become due, whether primary, secondary, direct, indirect, absolute, contingent or otherwise (including, without limitation, obligations of performance), whether several, joint or joint and several, and whether arising or existing under written or oral agreement or by operation of law, in all such cases, arising under this Agreement, the New Note and any of the other Transaction Documents.

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“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

“Principal Markets” means the TSXV and OTCQB.

“Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of a Credit Party or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including, without limitation, the SEC or any self-regulatory organization), whether pending or threatened in writing, against or affecting a Credit Party or any of its Subsidiaries or any property of a Credit Party or any of its Subsidiaries.

“Profit Share” has the meaning set forth in Section 2.4 of the Unsecured Note Financing Agreement.

“Restructured Profit Share” has the meaning set forth in Section 2.4.

“Schedules” has the meaning set forth in Article 5.

“SEC” means the United States Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of its functions.

“SEC Documents” has the meaning in Section 5.8.

“Secured Note” has the meaning set forth in the Recitals.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Subordinated Note” has the meaning set forth in the Recitals.

“Subsidiary” or “Subsidiaries” means, with respect to any Person (the “Parent”), any corporation, limited liability company, partnership, association or other entity of which Capital Stock or other Equity Interests representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, owned, Controlled or held by the Parent or one or more Subsidiaries of the Parent, or by the Parent and one or more Subsidiaries of the Parent.

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“Transaction Documents” means this Agreement, the New Note and each of the other agreements, documents and certificates now or hereafter entered into by the Lender, on the one hand, and the Borrower or one or more Credit Parties, on the other hand, and each other agreement, document, certificate or instrument executed and delivered by a Credit Party in connection with the transactions contemplated by this Agreement, together with all exhibits, schedules, annexes and other attachments thereto.

“Unasserted Contingent Obligations” means Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities (excluding Obligations in respect of the principal of, and interest and preference on, and fees and expenses relating to, any Obligation) in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made (and, in the case of Obligations for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.

“Unsecured Note” has the meaning set forth in the Recitals.

“Wholly Owned Subsidiary” or “Wholly Owned Subsidiaries” means, with respect to any Person (the “Parent”), any corporation, limited liability company, partnership, association or other entity of which Capital Stock or other Equity Interests representing all of the ordinary voting power or, in the case of a partnership, all of the general partnership interests are, owned, Controlled or held by the Parent or one or more Wholly Owned Subsidiaries of the Parent, or by the Parent and one or more Wholly Owned Subsidiaries of the Parent.

1.2 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise: (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

ARTICLE 2

PARTIAL REPAYMENT; AUTHORIZATION OF NEW NOTE;

RESTRUCTURED PROFIT SHARE

2.1 Partial Repayment and Issuance of New Note. The Parties acknowledge that, as of the date hereof, the principal amount owed on the Unsecured Note is $13,154,930.60. On the Closing Date, the Borrower shall (a) pay the Lender the amount of $9,040,000 as a reduction in the outstanding principal balance of the Unsecured Note, (b) issue and deliver to the Lender a new unsecured note in the principal amount of $4,114,930.60, substantially in the form attached hereto as Exhibit A (the “New Note”), and (c) pay the Lender the amount of $271,686.10 to pay the full outstanding principal amount under the Secured Note, in exchange for which the Lender shall surrender the Unsecured Note to the Borrower for cancellation. The New Note shall completely replace and supersede the Unsecured Note, which shall be of no further force and effect.

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2.2 Interest. The Borrower shall pay interest on the unpaid principal amount of the New Note at the rates, time and manner set forth below:

(a) Rate of Interest. The New Note shall bear a cash interest rate on the unpaid principal amount thereof from the date the New Note is issued (the “Issuance Date”) through the date the New Note is paid in full in cash (whether upon final maturity, by redemption, prepayment, acceleration or otherwise) at the Current Interest Rate. Interest on the New Note shall be computed on the basis of a 360-day year and actual days elapsed and shall be payable quarterly, in arrears, on or before the last day of each Fiscal Quarter (each, an “Interest Date”) during the period beginning on the Issuance Date and ending on, and including, the date on which the Obligations under the New Note (excluding the Restructured Profit Share) are paid in full.

(b) Default Rate. At the election of the Lender and following the delivery of written notice of such election to the Borrower following the occurrence and during the continuation of any Event of Default (or automatically while any Event of Default under Sections 8.1(c) or 8.1(d) exists), the New Note shall bear interest (including post-petition interest in any proceeding under any Bankruptcy Code) on the unpaid principal amount thereof at the Default Rate from the date of receipt of such written notice through and including the date such Event of Default is waived or, to the extent expressly provided herein, cured. In the event that such Event of Default is subsequently waived or, to the extent expressly provided herein, cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such waiver or cure; provided that interest as calculated and unpaid at the Default Rate during the continuance of such Event of Default shall continue to be due to the extent relating to the days after the imposition of the Default Rate as set forth above through and including the date on which such Event of Default is waived or, to the extent expressly provided herein, cured. All such interest shall be payable to the Lender on demand of the Lender or other Holders.

(c) Savings Clause. In no contingency or event shall the interest rate charged pursuant to the terms of this Agreement exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lender or any other Holder received interest hereunder in excess of the highest applicable rate, the amount of such excess interest shall be applied against the principal amount then outstanding under the New Note to the extent permitted by applicable law, and any excess interest remaining after such application shall be refunded promptly to the Borrower.

2.3 Private Sale of Lender Shares. Within thirty (30) days of the Closing Date, Borrower shall either (a) facilitate the private sale to third parties of [***] Lender Shares for a purchase price of no less than $960,000 ([***]), which amount shall be applied as a credit against the principal balance due on the New Note dollar for dollar, or (b) pay the Lender $960,000 toward the principal balance due on the New Note.  Any such private sales shall be effected pursuant to share purchase agreements delivered by and acceptable to the Lender; provided that the Lender shall not be required to provide any representations or warranties other than fundamental warranties related to (i) organization and good standing, (ii) power and authority to undertake the sale of such Lender Shares and (iii) ownership of such Lender Shares, and ordinary representations and warranties that such Lender Shares are being transferred free and clear of any liens, claims, or encumbrances.

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2.4 Restructured Profit Share. The Lender shall be entitled to a profit participation preference equal to $7,900,000 (the “Restructured Profit Share”). The Parties acknowledge and agree that the Restructured Profit Share is “non-recourse” and shall only be derived from and computed on the basis of, and paid from Net Litigation Proceeds. The Borrower and the Guarantor shall not be liable or have any personal liability in any other respect for the payment of the Restructured Profit Share unless such liability is due to the non-payment of any Restructured Profit Share which has been earned by Lender from Net Litigation Proceeds and which has not been paid by the Borrower. The Restructured Profit Share shall completely replace and supersede the terms and conditions of the Profit Share provided for in the Unsecured Note Financing Agreement, which shall be of no further force and effect.

2.5 Additional Sale of Lender Shares. In addition to facilitating the private sales to third parties provided in Section 2.3, the Lender hereby grants the Borrower the exclusive right until December 31, 2024 to facilitate the sale of all or a portion of the remaining balance of Lender Shares [***], subject to the prior written approval of the Lender which shall not be unreasonably withheld, [***].  Net proceeds received by the Lender in connection with the sale of the remaining Lender Shares pursuant to this Section 2.5 in excess [***] if all of the remaining Lender Shares are sold) will be applied as a credit against the Restructured Profit Share dollar for dollar.  By way of example only, [***].

2.6 Maturity. The aggregate outstanding principal balance of the New Note, plus any accrued and unpaid interest, shall be due and payable in full on the Maturity Date. Notwithstanding the foregoing, the Borrower shall have the option to prepay the outstanding principal balance of the New Note prior to the Maturity Date without premium or penalty. The Restructured Profit Share, if not paid in full on or before the Maturity Date, shall remain subject to the terms of this Agreement until full and final payment.

2.7 Net Litigation Proceeds. Within three (3) Business Days following the date of receipt by a Credit Party (or by any Wholly Owned Subsidiary of a Credit Party) of any Net Litigation Proceeds, the Borrower shall prepay any remaining principal balance of the New Note and pay the Restructured Profit Share in an aggregate amount equal to seventy-five percent (75%) of such Net Litigation Proceeds until the New Note and Restructured Profit Share have been paid in full.

2.8 Payments Generally; Application of Payments.

(a) Whenever any payment of cash is to be made by the Borrower to any Person pursuant to this Agreement, the New Note or any other Transaction Document, such payment shall be made in lawful money of the United States of America by a wire transfer to, subject to the next sentence, the account identified by such Person in writing to the Borrower. Whenever any amount expressed to be due by the terms of this Agreement or the New Note are due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day. Any amount due under the Transaction Documents which is not paid when due shall accrue interest at the Default Rate from the date such amount was due until the same is paid in full in cash. Such interest shall continue to accrue post-petition in any proceeding under any Bankruptcy Code.

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(b) All amounts required to be paid pursuant to Section 2.7 shall be applied (i) first to accrued and unpaid interest, if any, and fees with respect to the aggregate outstanding amount of the New Note, (ii) second to the aggregate outstanding principal balance of the New Note until paid in full, (iii) and thereafter to the Restructured Profit Share until paid in full.

2.9 Reissuance.

(a) Transfer. If the New Note is to be transferred, such transfers shall be made in accordance with Section 9.8 below, and the Lender or other Holder shall surrender such New Note to the Borrower, whereupon the Borrower will forthwith issue and deliver upon the order of the Lender or other Holder a New Note (in accordance with this Section 2.9), registered as the Lender or other Holder may request, representing the outstanding principal being transferred by the Lender or other Holder and, if less than the entire outstanding principal is being transferred, a New Note (in accordance with this Section 2.9) to the Lender or other Holder representing the outstanding principal not being transferred.

(b) Lost, Stolen or Mutilated New Note. Upon receipt by the Borrower of evidence reasonably satisfactory to the Borrower of the loss, theft, destruction or mutilation of any New Note and (i) in the case of loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to the Borrower (provided, however, that if the Lender or other Holder is an institutional investor, the affidavit of an authorized partner or officer of such Lender or other Holder setting forth the circumstances with respect to such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no separate indemnity agreement or other security shall be required, provided that the party that lost the New Note shall remain liable to the Borrower should such lost note ultimately result in loss or liability to Borrower), and (ii) in the case of mutilation, upon surrender and cancellation of the mutilated New Note, the Borrower shall execute and deliver to the Lender or other Holder a replacement Note (in accordance with this Section 2.9) representing the outstanding principal.

(c) New Note Exchangeable for Different Denominations. The New Note is exchangeable, upon the surrender thereof by the Lender or other Holder at the principal office of the Borrower, for a replacement New Note or New Notes (in accordance with this Section 2.9) representing in the aggregate the outstanding principal of the surrendered New Note, and each replacement New Note will represent that portion of the outstanding principal as is designated by the Lender or other Holder at the time of surrender.

(d) Issuance of Replacement New Notes. Whenever the Borrower is required to issue a replacement New Note pursuant to the terms of the New Note, the replacement New Note (i) shall be of like tenor with the New Note being replaced, (ii) shall represent, as indicated on the face of the replacement New Note, the principal remaining outstanding (or, in the case of a replacement New Note being issued pursuant to paragraph (a) or (b) of this Section 2.9, the principal designated by the Lender or other Holder which, when added to the principal represented by the other replacement New Notes issued in connection with such issuance, does not exceed the principal remaining outstanding under the New Note being replaced immediately prior to such issuance of replacement New Notes), (iii) shall have an issuance date, as indicated on the face of such replacement New Note, which is the same as the issuance date of the New Note being replaced, (iv) shall have the same rights and conditions as the New Note being replaced, and (v) shall represent accrued interest, if any, on the principal of the New Note being replaced, from the Issuance Date.

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2.10 Registered Obligations.

(a) Register. The Borrower shall maintain at its principal executive office (or such other office or agency of the Borrower as it may designate by notice to each Holder of New Notes), a register for the New Notes in which the Borrower shall record the name and address of the Person in whose name the New Notes have been issued (including the name and address of each transferee) and the principal amount of New Notes held by such Person. The Borrower shall keep the register open and available at all times during business hours for inspection of any Holder or its legal representatives.

(b) Maintenance of Registrar. Notwithstanding anything to the contrary contained herein, the New Notes are registered obligations and the right, title, and interest of each of the Lender and its assignees in and to such New Notes shall be transferable only upon notation of such transfer in a register to be maintained by the Borrower. The New Notes shall only evidence the Lender’s or its assignee’s right, title and interest in and to the related New Notes, and in no event is any such New Note to be considered a bearer instrument or obligation. This Section 2.10 shall be construed so that the New Notes are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations promulgated thereunder (or any successor provisions of the Code or such regulations).

ARTICLE 3

CLOSING

3.1 Closing. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated hereby (the “Closing”) shall take place effective as of 9:30 a.m. Eastern Time, electronically, by exchange of documents and certificates, on the date thereof (or by such other method, at such other time or on such other date as the Lender and Borrower may mutually agree upon in writing) (the day on which the Closing takes place, the “Closing Date”).

3.2 Transactions Effected at the Closing. Subject to satisfaction or waiver of the conditions set forth in Section 4.1 and Section 4.2, the following transactions will occur at the Closing (a) the Borrower shall pay the Lender the amount of $9,040,000 as a reduction in the outstanding principal balance of the Unsecured Note, (b) the Lender shall surrender the Unsecured Note to the Borrower for cancellation, (c) the Borrower shall issue and deliver to the Lender the New Note registered in the name of the Lender or its designee, (d) the Borrower shall pay the Lender the amount of $271,686.10 to pay the full outstanding principal amount under the Secured Note, and (e) the Parties shall execute and deliver the Transaction Documents and such other documents and agreements as are customary and reasonably necessary to effectuate the transactions contemplated hereunder.

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ARTICLE 4

CONDITIONS TO CLOSING

4.1 Conditions to Lender’s Obligations. The obligation of the Lender to consummate the transactions contemplated by this Agreement and the other Transaction Documents at the Closing is subject to satisfaction or waiver, on or before the Closing Date, of each of the following conditions:

(a) Borrower shall have paid the Lender the amount of (i) $9,040,000 to reduce the outstanding principal amount of the Unsecured Note and (ii) $271,686.10 to pay the full outstanding principal amount under the Secured Note;

(b) Borrower shall have issued and delivered to the Lender the New Note registered in the name of the Lender or its designee;

(c) the Credit Parties, as applicable, shall have executed and delivered to the Lender each of the other Transaction Documents to which it is a party;

(d) the Credit Parties, as applicable, shall have executed (to the extent applicable) and delivered, or caused to be delivered, to the Lender such other documents relating to the transactions contemplated by this Agreement and the other Transaction Documents as the Lender or its counsel may reasonably request;

(e) the Credit Parties shall have executed and delivered, or caused to be delivered, to the Lender:

(i) a certificate evidencing its incorporation and good standing in its jurisdiction of incorporation issued by the Secretary of State of such jurisdiction, as of a date reasonably proximate to the Closing Date; and

(ii) a certificate, executed by an officer of the Borrower and MES, as applicable, and dated as of the Closing Date, as to (A) the resolutions consistent with Section 5.2 as adopted by Borrower’s and MES’s board of directors (or similar governing body) in a form reasonably acceptable to the Lender, (B) the incumbency and signatures of the officers or other Persons authorized to act on behalf of the Borrower and MES with respect to this Agreement, the New Note and each other Transaction Document executed by it, (C) the Borrower’s and MES’s articles or certificate of incorporation (or similar document) certified as of a recent date from the Secretary of State of the applicable jurisdiction, each as in effect at the Closing, (D) the Borrower’s and MES’s bylaws (or similar document), each as in effect at the Closing, and (E) no action having been taken by the Borrower, MES or their respective stockholders or directors in contemplation of any amendments to items (A), (B), (C) or (D) listed in this Section 4.1(e)(ii).

(f) the Credit Parties shall have obtained and delivered to the Lender all governmental, regulatory and third-party consents and approvals, if any, necessary for the execution of the Transaction Documents and the issuance of the New Note pursuant hereto at the Closing;

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(g) the Credit Parties shall have obtained and delivered to the Lender a lock-up agreement from each of the Borrower’s executive officers and directors in a form acceptable to the Lender;

(h) the representations and warranties of the Credit Parties and each of their Subsidiaries shall be true and correct in all material respects (without duplication of any materiality qualifiers) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects (without duplication of any materiality qualifiers) as of such specific date), and the Credit Parties shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Credit Parties at or prior to the Closing Date. The Lender shall have received certificates, executed by the chief executive officer of the Borrower and MES, dated the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Lender; and

(i) no Event of Default (or event or circumstance that, with the passage of time, the giving of notice, or both, would become an Event of Default) shall have occurred and be continuing or would result from the transactions contemplated at the Closing.

4.2 Conditions to Borrower’s Obligations. The obligation of the Borrower to consummate the transactions contemplated by this Agreement and the other Transaction Documents at the Closing is subject to satisfaction or waiver, on or before the Closing Date, of each of the following conditions:

(a) this Agreement and each of the other Transaction Documents shall have been duly executed and delivered by the Parties thereto and true and complete copies thereof shall have been delivered to the Borrower; and

(b) the Lender shall have surrendered to Borrower the Unsecured Note for exchange.

ARTICLE 5

CREDIT PARTIES’ REPRESENTATIONS AND WARRANTIES

As an inducement to the Lender to enter into this Agreement and to consummate the transactions contemplated hereby, each of the Credit Parties jointly and severally represents and warrants to the Lender that each and all of the following representations and warranties (as supplemented by the disclosure schedules delivered to the Lender contemporaneously with the execution and delivery of this Agreement (the “Schedules”)) are true and correct in all material respects (without duplication of any materiality qualifiers) as of the Closing Date. The Schedules shall be arranged by the Borrower in paragraphs corresponding to the sections and subsections contained in this Article 5.

5.1 Organization and Qualification. The Credit Parties (a) are entities duly organized, validly existing and in good standing under the laws of the jurisdiction in which they are formed, (b) have the requisite power and authority, and legal right, to own or lease their properties and carry on their business as now being conducted and as proposed to be conducted, and (c) are duly qualified as foreign entities to do business and are in good standing in every jurisdiction in which their ownership, lease or operation of property or the nature of the business conducted by them makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have, either individually or in the aggregate, a Material Adverse Effect.

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5.2 Authorization; Enforcement; Validity. Each of the Credit Parties has the requisite power and authority to enter into and perform its obligations under the Transaction Documents to which it is a party. Each of the Credit Parties has taken all necessary organizational action to authorize the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the issuance and delivery of the New Note by the Borrower, and (other than filings as may be required under the 1934 Act or by any state or foreign securities agencies) no further filing with, consent by, notice to, authorization of or other act by, or in respect of, any Credit Party, Governmental Authority or any other Person is required. This Agreement, the New Note and the other Transaction Documents have been duly executed and delivered by each of the Credit Parties thereto, and (assuming due authorization, execution and delivery by the Lender and any other parties thereto) constitute the legal, valid and binding obligations of each of the Credit Parties party thereto, enforceable against each of such Credit Parties in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

5.3 No Conflicts. Except as set forth on Schedule 5.3, the execution, delivery and performance of this Agreement and the other Transaction Documents by the Credit Parties, the issuance of the New Note, and the consummation by the Credit Parties of the transactions contemplated hereby and thereby will not (a) result in a violation of the Credit Parties’ certificate or articles of incorporation or bylaws or other governing documents, or the terms of any Capital Stock or other Equity Interests of the Credit Parties, (b) conflict with, or constitute a breach or default (or an event which, with notice or lapse of time or both, would become a breach or default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Material Contract to which the Credit Parties or any of their Subsidiaries is a party, (c) result in any “price reset” or other material change in or other modification to the terms of any Indebtedness, Equity Interests or other securities of the Credit Parties or any of their Subsidiaries, or (d) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, (i) any Environmental Laws, or (ii) federal, state or foreign securities laws and regulations and the rules and regulations of the Principal Markets), which, for purposes of clauses (b), (c) and (d), would reasonably be expected to result in a Material Adverse Effect.

5.4 Consents. Except as set forth on Schedule 5.4, no Credit Party is required to obtain any consent, authorization, approval, order, license, franchise, permit, certificate or accreditation of, or make any filing or registration with, any court, Governmental Authority, the SEC or any regulatory or self-regulatory agency or authority or any other Person (including, without limitation, any stockholder of the Borrower) in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, including issuance of the New Note, in each case in accordance with the terms hereof or thereof, except as would not reasonably be expected to result in a Material Adverse Effect. All of the foregoing consents, authorizations, approvals, orders, licenses, franchises, permits, certificates or accreditations of, filings and registrations which the Credit Parties are required to make or obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date or will be obtained or made in accordance with applicable law, and each Credit Party is unaware of any facts or circumstances which might prevent any of the Credit Parties from making, obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence.

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5.5 Absence of Certain Changes. Except as disclosed on Schedule 5.5, since September 30, 2023, there has been no material adverse change in the business, assets, properties, operations, condition (financial or otherwise), results of operations or prospects of the Credit Parties. Except as disclosed on Schedule 5.5 and solely for the purposes of making the representations and warranties to be made on the Closing Date and not for any representations and warranties to be made following the Closing Date, since September 30, 2023, the Credit Parties have not (a) declared or paid any dividends, (b) sold any assets (other than the sale of inventory and equipment in the ordinary course of business) or (c) had capital expenditures, individually or in the aggregate, in excess of $2,000,000. The Credit Parties have not taken any steps to seek protection pursuant to any Bankruptcy Code, nor do the Credit Parties have any knowledge or reason to believe that their creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Credit Parties do not intend to incur debts beyond their ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Credit Parties have no knowledge of any facts or circumstances which leads the Credit Parties to believe that one or more of the Credit Parties will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within three (3) years from the Closing Date.

5.6 Absence of Litigation. Except as set forth in the SEC Documents or on Schedule 5.6, there is no Proceeding pending or, to the knowledge of any Credit Party, threatened in writing against or affecting the Credit Parties or their respective Affiliates, officers or directors or such Persons’ properties or assets (or by or against the Credit Parties or any Affiliates, officers or directors thereof and relating to the Credit Parties or such Persons) which: (a) could reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect, (b) if adversely determined, could reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect, or (c) questions the validity of this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto.

5.7 No Undisclosed Events, Liabilities, Developments or Circumstances. Except for the transactions contemplated by the Transaction Documents and as set forth on Schedule 5.7, no event, liability, development or circumstance has occurred or exists, or is contemplated or reasonably likely to occur with respect to the Credit Parties or their respective business, properties, prospects, operations or financial condition, that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

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5.8 SEC Documents; Financial Statements. Except as disclosed on Schedule 5.8, during the two (2) years prior to the date hereof, the Borrower has filed (or furnished, as applicable) all reports, schedules, forms, statements and other documents required to be filed with or furnished to the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed or furnished prior to the date hereof, and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”) and has paid all fees and assessments due and payable in connection with such SEC Documents. As of their respective filing dates, to the best of Borrower’s knowledge, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective filing dates, the consolidated financial statements of the Borrower and its Subsidiaries included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto, or (b) to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Borrower and its Subsidiaries as of the date thereof and the results of its operations and cash flows for the periods then ended (subject to normal year-end audit adjustments). No other information provided by or on behalf of the Borrower to the Lender, which is not included in the SEC Documents, to the best of the Borrower’s knowledge, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading. None of the Credit Parties nor, to the knowledge of any responsible officer of the Borrower, any director, officer, agent, employee or other Person acting on behalf of Credit Parties, has received or otherwise has or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Borrower or any of its Subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion or claim that the Borrower or any of its Subsidiaries has engaged in questionable accounting or auditing practices.

5.9 No Fiduciary Relationship. Each of the Credit Parties acknowledges and agrees that the Lender is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that the Lender is not an officer or director of the Credit Parties. Each of the Credit Parties further acknowledges that the Lender is not acting as a financial advisor or fiduciary of the Credit Parties (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Lender or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental thereto. Each of the Credit Parties further represents to the Lender that each Credit Party’s decision to enter into the Transaction Documents to which it is a party have been based solely on the independent evaluation by such Person and its respective representatives. Each of the Credit Parties waives and releases, to the fullest extent permitted by applicable law, any claims they may have against the Lender arising from an alleged breach of fiduciary duty in connection with the Transaction Documents.

ARTICLE 6

LENDER’S REPRESENTATIONS AND WARRANTIES

As an inducement to the Credit Parties to enter into this Agreement and to consummate the transactions contemplated hereby, the Lender represents and warrants to the Credit Parties that each and all of the following representations and warranties are true and correct in all material respects (without duplication of any materiality qualifiers) as of the Closing Date.

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6.1 Organization and Authority. The Lender is duly organized and validly existing in good standing under the laws of the State of Delaware and has the requisite limited liability company power and authority to own its properties and carry on its business as now being conducted. The Lender has the requisite limited liability company power and authority to enter into and perform its obligations under the Transaction Documents to which, in each case, the Lender is a party. The execution and delivery of the Transaction Documents by the Lender has been duly authorized by the Lender’s managers and the consummation by the Lender of the transactions contemplated hereby and thereby have been duly authorized by the Lender’s manager. This Agreement and the other Transaction Documents to which Lender is a party have been duly executed and delivered by the Lender, and (assuming due authorization, execution and delivery by the Credit Parties and any other parties thereto) constitute the legal, valid and binding obligations of the Lender, enforceable against the Lender in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

6.2 No Conflicts. Neither the execution, delivery and performance of the Transaction Documents by the Lender, the consummation by the Lender of the transactions contemplated hereby and thereby will (a) result in a violation of the Lender’s certificate of formation, limited liability company agreement or other governing documents, or (b) result in a violation of any law, rule, regulation, order, judgment or decree, which, for purposes of this clause (b), would reasonably be expected to result in a material adverse effect on the Lender.

6.3 Consents. The execution and delivery of, and the performance by the Lender of its obligations under, this Agreement and the Transaction Documents do not and will not, require any consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official.

ARTICLE 7

GUARANTY

7.1 Guaranty. The Guarantor hereby absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, to the Lender and any other Holder the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations now or hereafter existing under or in respect of any of the Transaction Documents. The Guarantor agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Article 7 shall not be discharged until payment and performance, in full, of the Obligations (other than Unasserted Contingent Obligations) has occurred, and that its obligations under this Article 7 shall be absolute and unconditional.

7.2 Reinstatement. The Guarantor agrees that its guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time all or part of any payment of any Obligation is rescinded or must otherwise be restored or returned by the Lender, a Holder or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Credit Party or otherwise.

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7.3 Waivers and Acknowledgments by Guarantor. The Guarantor expressly, unconditionally and irrevocably waives any and all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel the Lender or any other Holder to marshal assets or to proceed in respect of the Obligations guaranteed hereunder against any Credit Party, any other Person or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, the Guarantor. The Guarantor acknowledges and agrees that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by this Agreement and the other Transaction Documents and that the waivers set forth in this Article 7 are knowingly made in contemplation of such benefits. The Guarantor acknowledges and agrees that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Transaction Documents and that, but for the provisions of this Article 7 and such waivers, the Lender would decline to enter into this Agreement.

7.4 Benefit of Guaranty. The Guarantor acknowledges and agrees that the provisions of this Article 7 are for the benefit of the Holders, and nothing herein contained shall impair, as between any other Credit Party and the Holders, the obligations of such other Credit Party under the Transaction Documents.

7.5 Waiver of Subrogation, Etc. Notwithstanding anything to the contrary in this Agreement or in any other Transaction Document, and except as set forth in Section 7.8, the Guarantor hereby expressly and irrevocably waives any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor. The Guarantor acknowledges and agrees that this waiver is intended to benefit the Holders and shall not limit or otherwise affect such Guarantor’s liability hereunder or the enforceability of this Article 7, and that the Holders and their respective successors and permitted transferees, endorsees and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 7.5.

7.6 Election of Remedies. If the Lender or any other Holder may, under applicable law, proceed to realize its benefits under the New Note or any of the other Transaction Documents, either by judicial foreclosure or by non-judicial sale or enforcement, such Holder may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Article 7. If, in the exercise of any of its rights and remedies, the Holder shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Credit Party or any other Person, whether because of any applicable laws pertaining to “election of remedies” or the like, the Guarantor hereby consents to such action by the Holder and waives any claim based upon such action, even if such action by the Holder shall result in a full or partial loss of any rights of subrogation that the Guarantor might otherwise have had but for such action by the Holder. Any election of remedies that results in the denial or impairment of the right of the Lender or any other Holder to seek a deficiency judgment against any Credit Party shall not impair any the Guarantor’s obligations hereunder.

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7.7 Limitation. Notwithstanding any provision herein contained to the contrary, the Guarantor’s liability under this Article 7 (which liability is in any event in addition to amounts for which Borrower is primarily liable under the Transaction Documents) shall be limited to an amount not to exceed as of any date of determination the greater of:

(a) the net amount of all amounts advanced to a Credit Party under this Agreement, the New Note or any other Transaction Document, or otherwise transferred to, or for the benefit of, such Credit Party (including any interest and fees and other charges); and

(b) the amount that could be claimed by the Lender and other Holders from such Guarantor under this Article 7 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

7.8 Liability Cumulative. The liability of the Guarantor under this Article 7 is in addition to and shall be cumulative with all liabilities of the Guarantor to the Lender and other Holders under this Agreement, the New Note, the other Transaction Documents and any other agreement, document or instrument to which the Guarantor is or may in the future become a party, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

ARTICLE 8

RIGHTS UPON EVENT OF DEFAULT

8.1 Event of Default. For so long as any Obligations shall remain outstanding, each of the following events shall constitute an “Event of Default” under this Agreement:

(a) any Credit Parties’ failure to pay to the Lender or any other Holder: (i) when and as due under this Agreement, the New Note or any other Transaction Document, any amount of principal or Restructured Profit Share, or (ii) within five (5) days after the same shall become due under this Agreement, the New Note, or any other Transaction Document, interest, if any, or other amounts;

(b) any default occurs and is continuing, provided it occurs and is continuing prior to the repayment of the Obligations under the New Note (excluding the Restructured Profit Share), with respect to, or any redemption of or acceleration prior to maturity of, any Indebtedness in excess of $2,000,000 of any of the Credit Parties or any of their Subsidiaries; provided that, in the event that any such default or acceleration of Indebtedness is cured or rescinded by the holders thereof prior to acceleration of the New Note or if the Credit Parties repay such Indebtedness such that the amount outstanding under such Indebtedness ceases to be in excess of $2,000,000, no Event of Default shall exist as a result of such cured default or rescinded acceleration or repayment.

(c) (i) Any of the Credit Parties, pursuant to or within the meaning of the Bankruptcy Code: (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, or to the conversion of an involuntary case to a voluntary case, (C) consents to the appointment of or taking of possession by a receiver, trustee, assignee, liquidator or similar official (a “Custodian”) for all or a substantial part of its property, (D) makes a general assignment for the benefit of its creditors, or (E) admits in writing that it is Insolvent or is otherwise generally unable to pay its debts as they become due; or (ii) the board of directors (or similar governing body) of Borrower or any of its Subsidiaries (including the Guarantor) (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the actions referred to in this Section 8.1(c) or Section 8.1(d);

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(d) a court of competent jurisdiction: (i) enters an order or decree under the Bankruptcy Code, which order or decree (A) (1) is not stayed or (2) is not rescinded, vacated, overturned, or otherwise withdrawn within thirty (30) days after the entry thereof, and (B) is for relief against any of the Credit Parties in an involuntary case; (ii) appoints a Custodian over all or a substantial part of the property of any of the Credit Parties or their Subsidiaries and such appointment continues for thirty (30) days; (iii) orders the liquidation of any of the Credit Parties; or (iv) issues a warrant of attachment, execution or similar process against any substantial part of the property of any of the Credit Parties; or

(e) a final judgment or judgments for the payment of money in excess of $2,000,000 or that otherwise could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect are rendered against any of the Credit Parties prior to the repayment of the Obligations under the New Note (excluding the Restructured Profit Share), and which judgments are not, within thirty (30) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay, unless (in the case of a monetary judgment) such judgment is covered by third-party insurance, so long as the applicable Credit Party provides the Lender a written statement from such insurer (which written statement shall be reasonably satisfactory to the Lender) to the effect that such judgment is covered by insurance and such Credit Party will receive the proceeds of such insurance within thirty (30) days following the issuance of such judgment;

8.2 Acceleration Right.

(a) Promptly after having knowledge of the occurrence of an Event of Default, the Borrower shall deliver written notice thereof (an “Event of Default Notice”) to the Lender and any other Holder. At any time after the earlier of the Lender’s or any other Holder’s receipt of an Event of Default Notice and the Lender o any other Holder becoming aware of an Event of Default which has not been cured or waived, the Lender or such other Holder may require the Borrower to redeem all or any portion of the New Note together with such other amounts as shall then be due and owning thereunder (an “Event of Default Redemption”) by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Borrower, which Event of Default Redemption Notice shall indicate the portion of the New Note together with such other amounts as shall then be due and owning thereunder that the Lender or any other Holder are requiring the Borrower to redeem; provided, that upon the occurrence of any Event of Default described in Section 8.1(c) or Section 8.1(d), the New Note, in whole, together with such other amounts as shall then be due and owning thereunder shall automatically, and without any action on behalf of the Lender or any other Holder, be redeemed by the Borrower. The New Note shall be redeemed by the Borrower at a price equal to one hundred percent (100%) of the outstanding principal amount of the New Note, plus accrued and unpaid interest, if any, and all other amounts due under the Transaction Documents except for any amounts due pursuant to the Restructured Profit Share (the “Event of Default Redemption Price”). The Restructured Profit Share, which is “non-recourse” as described in Section 2.4, shall remain subject to the terms of this Agreement until full and final payment.

(b) In the case of an Event of Default Redemption, the Borrower shall deliver the applicable Event of Default Redemption Price to the Lender within five (5) Business Days after the Borrower’s receipt of the Event of Default Redemption Notice.

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ARTICLE 9

MISCELLANEOUS

9.1 Payment of Expenses. The Borrower, on behalf of the Credit Parties, shall reimburse: (a) the Lender on demand for all reasonable costs and expenses, including, without limitation, reasonable legal expenses and reasonable invoiced attorneys’ fees of outside counsel, incurred by the Lender in connection with the: (i) documentation and consummation of the transactions contemplated hereunder and under the other Transaction Documents, and (ii) collection, protection or enforcement of any rights under this Agreement, the New Note or any of the other Transaction Documents.

9.2 Governing Law; Jurisdiction; Jury Trial; Damages. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such Party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTIONS CONTEMPLATED HEREBY. No Party shall assert, and each waives, any claim against the other Parties or any Indemnitees on any theory of liability for special, indirect, consequential or punitive damages arising out of, in connection with or as a result of, this Agreement, the New Note or any of the other Transaction Documents or the transactions contemplated hereby or thereby.

9.3 Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to each other Party; provided that a facsimile or other electronic signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or electronic signature.

9.4 Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

9.5 Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

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9.6 Entire Agreement; Amendments. This Agreement and the other Transaction Documents replace and supersede the Unsecured Note Financing Agreement, the Unsecured Note and all other prior oral or written agreements between the Lender, the Credit Parties, their Subsidiaries and Affiliates and Persons acting on their behalf with respect to the matters discussed herein and therein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the Parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, none of the Credit Parties or the Lender makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement or any of the other Transaction Documents may be amended or waived other than by an instrument in writing signed by the Credit Parties and the Lender.

9.7 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, if delivered personally; (b) upon transmission and confirmation of receipt, if sent by facsimile or email transmission (provided, confirmation of transmission is mechanically or electronically generated and kept on file by the sending Party); or (c) one Business Day after deposit with an overnight courier service, if sent by overnight courier; in each case properly addressed to the Party to receive the same. The addresses, facsimile numbers or email addresses for such communications shall be:

if to any of the Credit Parties:

Midwest Energy Emissions Corp.

Attn: Richard MacPherson, CEO

1810 Jester Drive

Corsicana, Texas 75109

Phone: (614) 505-6115

Email: rmacpherson@me2cenvironmental.com

with a copy (which shall not constitute notice):

Kaye Cooper Kay & Rosenberg, LLP

425 Eagle Rock Avenue, Suite 200

Roseland, New Jersey 07068

Facsimile: (973) 443-0601

Attention: David M. Kaye

Email: dmkaye@kcfkr.com

if to the Lender:

Alterna Capital Partners LLC

Attn: Samir Patel

10 Corporate Drive, Suite 2204

Bedford, New Hampshire 03110

Phone: (203) 210-7672

Email: samir.patel@alternacapital.com

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with a copy (which shall not constitute notice):

Saul Ewing LLP

1270 Avenue of the Americas, Suite 2800

New York, New York 10020

Facsimile: (212) 980-7209

Attention: Vanessa J. Schoenthaler

Email: vanessa.schoenthaler@saul.com

or to such other address, facsimile number or email address and to the attention of such other Person as the recipient party has specified by written notice given to each other party in accordance with this provision.

9.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns, including any purchasers of the New Note. None of the Credit Parties shall assign this Agreement or any rights or obligations hereunder without the prior written consent of each of the Holders of the New Note. The Lender may assign some or all of its rights and obligations hereunder in connection with the transfer of the New Note with the consent of the Borrower (which consent shall not be unreasonably withheld, delayed or conditioned, and which consent shall not be required during the existence of an Event of Default (but which consent will be required at all times for transfers to a direct competitor of the Credit Parties)) or in connection with an assignment or transfer to an Affiliate (determined without regard to clause (i) of the definition thereof) of the Lender, in which event such assignee shall be deemed to be the Lender hereunder with respect to such assigned rights and obligations.

9.9 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the Parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

9.10 Survival. The representations, warranties, agreements and covenants of the Credit Parties and the Lender contained in the Transaction Documents shall survive the Closing. Lender shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

9.11 Further Assurances. Each Credit Party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the Lender or any other Holder may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

9.12 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rules of strict construction will be applied against any Party.

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9.13 Waiver. No failure or delay on the part of any Holder in the exercise of any power, right or privilege hereunder, under the New Note or any of the other Transaction Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

9.14 Payment Set Aside. To the extent that any of the Credit Parties makes a payment or payments to the Lender or any other Holder hereunder or pursuant to any of the other Transaction Documents or such Holder enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to any of the Credit Parties, a trustee, receiver or any other Person under any law (including, without limitation, any Bankruptcy Code, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

9.15 Termination. This Agreement shall terminate upon the payment in full in cash of the Obligations (other than Unasserted Contingent Obligations); provided, however, this Agreement shall be reinstated if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by any holder of the Obligations or any representative of such holder and the Obligations, or portion thereof, intended to have been satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. Anything herein to the contrary notwithstanding, the provisions of Section 9.1 shall survive any such termination and payment in full of the Obligations, and shall inure to the benefit of any Person that at any time held a right thereunder (as a Holder or otherwise) and, thereafter, its successors and permitted assigns.

[Intentionally left blank.

Signature page follows.]

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IN WITNESS WHEREOF, each party has caused its signature page to this Unsecured Debt Restructuring Agreement to be duly executed as of the date first written above.

BORROWER:

MIDWEST ENERGY EMISSIONS CORP.

By:	/s/ Richard MacPherson
Name:	Richard MacPherson
Title:	Chief Executive Officer

GUARANTOR: MES, INC.

By:	/s/ Richard MacPherson
Name:	Richard MacPherson
Title:	Chief Executive Officer

LENDER:

AC MIDWEST ENERGY LLC

By:	/s/ Samir Patel
Name:	Samir Patel
Title:	Manager

[Signature Page to Unsecured Debt Restructuring Agreement]

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